Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 21, 2011, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-175102) and related Prospectus of LipoScience, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Raleigh, North Carolina

September 30, 2011